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Exhibit 10.15


                       CONSULTING AND MANAGEMENT AGREEMENT


         Consulting Agreement ("Agreement") made this 1st day of March 2006 by and between China Direct Investments, Inc., a Florida corporation ("Company"), and Richard Galterio, an individual residing at 13 Whittier Drive, Morganville, NJ 07751 (the "Consultant").

                              W I T N E S S E T H:

A. China Direct Investments, Inc. desires to engage the services of Consultant as a subcontractor. As subcontractor, China Direct Investments, Inc. will look to the Consultant for introductions and advice as it relates to the general business activities of the Company.

Consultant is desirous of performing such services on behalf of China Direct Investments, Inc.

B. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

1.       Consulting Services.

a Upon the terms and subject to the conditions contained in this Agreement, Consultant hereby agrees that he shall, during the term of this Agreement, will undertake the performance of services as outlined in this Agreement.

b Upon the terms and subject to the conditions contained in this Agreement, Consultant hereby agrees that he shall, during the term of this Agreement, will support the Company in the following areas:

i. General business consulting
ii. Identification, evaluation and structure of potential mergers and acquisitions

2. Term. The Agreement shall be for a term of twelve (12) months from the date hereof. This Agreement may be extended for an additional six (6) months upon the mutual agreement of both Company and the Consultant.

3. Compensation. Company shall pay the following compensation to Consultant in consideration for the services to be rendered hereunder:

a        Company shall issue Consultant options to purchase Common Stock, as follows:

                     Amount     Ex Price      Issued         Exp.          Vest
Richard Galterio   1,000,000   $  0.30      3/1/2006      1/1/2012      1/1/2007
Richard Galterio     100,000   $  2.50      3/1/2006      3/1/2012      3/1/2007

b        For M&A work performed on  transactions  introduced by the Company,
Consultant agrees to accept a fee as it relates to the transaction value. The formula for compensation shall be as follows: 5% of the gross transaction value;

For example: The Company issues 100,000 shares of common stock as consideration for a transaction, the Company will issue to the Consultant

c For work performed on transactions introduced by the Company, Consultant and Company shall mutually agree on the compensation (if any) to be paid to Consultant for services to be provided in coordination with the transaction introduced by the Company.

d Following any consummated transaction (as hereinafter defined) by Company or an Affiliate (as hereinafter defined), at the written request of Company, Consultant shall assist, subject to the direction of the Board of Directors, with the management and day-to-day operations of such Transaction. In this event the Company and the Consultant shall mutually agree on the fess for such services.

e Company shall grant the Consultant options to purchase 1,000,000 shares of CDI at $0.30 per share. The options being granted pursuant to this agreement are in consideration of future services to be rendered by the Consultant to the Company. Accordingly, the aforementioned options shall be null and void unless:
a) the consultant joins the company on or before September 30, 2006; and b) the consultant renders at least three months of full time service to the Company as an employee. Upon the occurrence of both of the foregoing events, the options shall become fully vested and exercisable in accordance with their terms.

All fees under the M&A relationship will be paid in cash or shares of common stock at the option of the Consultant. In the event the Consultant agrees to accept stock options as a form of payment, all options shall have a cashless exercise provision.

4. Indemnification. Consultant shall not be liable to the Company or to any officer, director, employee, stockholders, or creditor of the Company, for any act or omission in the course of or in connection with the provision of advice or assistance hereunder. The Company agrees to and shall defend, indemnify and hold China Direct Investments, Inc. harmless from and against any and all suits, claims, demand, causes of action, judgment damages, expenses and liability (including court costs and attorney's fees paid in the defense of China Direct Investments, Inc.) which may in any way result from services provided by China Direct Investments, Inc. pursuant to or in connection with this Agreement.


5. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

6. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State.

8. Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

10. Other Activities. Nothing contained herein shall prevent Consultant from acquiring or participating in a transaction of any kind with any other entity proposed by Consultant to be acquired by Company. Such transaction may be acquired at a price and upon terms and conditions more or less favorable than those offered to Company.

11. Disclaimer. Consultant acknowledges that he has relied upon the information provided by Company. Consultant has in entering into this Agreement, relied on the warranties or representations made by Company, its officers, directors, agents, legal counsel or accountants concerning Company and/or its stock as to matters past, present or future.

12. Natural Disaster. In the event that any obligation of either party is prevented or delayed by circumstances of natural disaster, such party will be excused from any failure to perform any such obligation under this Agreement to the extent that such failure is caused by any such circumstances.

13. Non-Solicitation of Consultant's Employees: Company agrees not to knowingly hire or solicit Consultant's employees during performance of this Agreement and for a period of two years after termination of this Agreement without Consultant's written consent.

14. Mediation and Arbitration: If a dispute arises under this Agreement, the parties agree to first try to resolve the dispute with the help of a mutually agreed-upon mediator in Palm Beach County, FL. Any costs and fees other than attorney fees associated with the mediation shall be shared equally by the parties. If the dispute is not resolved through mediation, the parties agree to submit the dispute to binding arbitration in Florida under the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to do so.

15. Attorney Fees: If any legal action is necessary to enforce this Agreement, the prevailing party shall be entitled to reasonable attorney fees, costs and expenses.

16. Notices. All notices to be given hereunder shall be in writing, with fax notices being an acceptable substitute for mail and/or and delivery to:

Company:                                                   Consultant:

James Wang, PhD.                                          Richard Galterio
CEO, Eastern Operations                                   13 Whittier Drive
China Direct Investments, Inc.                            Morganville, NJ 07751
5301 N. Federal Highway, Suite 120
Boca Raton, FL 33487
561.989.9171      phone
561.989.9206      Fax
james@cdii.net    email



IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

[CONSULTANT] China Direct Investments, Inc.


/s/ Richard Galterio                                          /s/ James Wang
----------------------------------------                   ------------------
[Sign name]                                                   [Sign name]


         Richard Galterio                                      James Wang
--------------------------------------------------      ------------------------
[Print name]                                                 [Print name]


         Individual                                      CEO, Eastern Operations
--------------------------------------                   -----------------------
[Title]                                                      [Title]


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[Date]                                                               [Date]